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TABLE OF CONTENTS

10/31/01 MTIN
 CALWEST FORM 03/10/02

Exhibit 10.52

LEASE

CABOT INDUSTRIAL PROPERTIES, L.P.,

Landlord,

and

QUANEX CORPORATION,

Tenant

2270 Woodale Drive
Mounds View, MN

TABLE OF CONTENTS

1.	USE AND RESTRICTIONS ON USE
2.	TERM
3.	RENT
4.	RENT ADJUSTMENTS
5.	SECURITY DEPOSIT
6.	ALTERATIONS
7.	REPAIR
8.	LIENS
9.	ASSIGNMENT AND SUBLETTING
10.	INDEMNIFICATION
11.	INSURANCE
12.	WAIVER OF SUBROGATION
13.	SERVICES AND UTILITIES
14.	HOLDING OVER
15.	SUBORDINATION
16.	RULES AND REGULATIONS
17.	REENTRY BY LANDLORD
18.	DEFAULT
19.	REMEDIES
20.	TENANT'S BANKRUPTCY OR INSOLVENCY
21.	QUIET ENJOYMENT
22.	CASUALTY
23.	EMINENT DOMAIN
24.	SALE BY LANDLORD
25.	ESTOPPEL CERTIFICATES
26.	SURRENDER OF PREMISES
27.	NOTICES
28.	TAXES PAYABLE BY TENANT
29.	EXPANSION OPTION
30.	DEFINED TERMS AND HEADINGS
31.	TENANT'S AUTHORITY
32.	FINANCIAL STATEMENTS AND CREDIT REPORTS

i

33.	COMMISSIONS
34.	TIME AND APPLICABLE LAW
35.	SUCCESSORS AND ASSIGNS
36.	ENTIRE AGREEMENT
37.	EXAMINATION NOT OPTION
38.	RECORDATION
39.	LIMITATION OF LANDLORD'S LIABILITY
EXHIBIT A—FLOOR PLAN DEPICTING THE PREMISES
EXHIBIT A-1—SITE PLAN
EXHIBIT B—INITIAL ALTERATIONS
EXHIBIT C—COMMENCEMENT DATE MEMORANDUM
EXHIBIT D—RULES AND REGULATIONS

MULTI-TENANT INDUSTRIAL NET LEASE

REFERENCE PAGES

BUILDING:	2270 Woodale Drive, Mounds View, MN
LANDLORD:	Cabot Industrial Properties, L.P., a Delaware limited partnership
LANDLORD'S ADDRESS:	Two Center Plaza, Suite 430 Boston, MA 02109 Attn.: Asset Management
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	75 Remittance Dr., Suite 1018 Chicago, IL 60675-1018
LEASE REFERENCE DATE:	August 28, 2002
TENANT:	Quanex Corporation, a Delaware corporation
TENANT'S NOTICE ADDRESS:
(a) As of the Rent Commencement Date:	2270 Woodale Drive, Suite Number , Mounds View, MN
(b) Prior to the Rent Commencement Date:	2772 Fairview Avenue North Roseville, MN 55113
PREMISES ADDRESS:	2270 Woodale Drive, Suite Number , Mounds View, MN
PREMISES RENTABLE AREA:	approximately 124,269 sq. ft. (for outline of Premises see Exhibit A)
USE:	Manufacturing, warehousing, distribution and general office and uses incidental thereto
SCHEDULED COMMENCEMENT DATE:	September 1, 2002
RENT COMMENCEMENT DATE:	February 15, 2003
TERM OF LEASE:	Approximately five (5) years and six (6) months beginning on the Commencement Date and ending on the Termination Date, with two renewal options of three years each.
TERMINATION DATE:	February 29, 2008
ANNUAL RENT and MONTHLY INSTALLMENT OF RENT (Article 3):
Period
		Rentable Square Footage	Rent Per Square Foot		Monthly Installment of Rent
from	to			Annual Rent
9/1/2002	2/14/2003	124,269	$0.00	$0.00	$0.00
2/15/2003	8/31/2005	124,269	$4.00	$497,076.00	$41,423.00
9/1/2005	2/29/2008	124,269	$4.32	$536,842.08	$44,736.84
INITIAL ESTIMATED MONTHLY INSTALLMENT OF RENT ADJUSTMENTS (Article 4)	$

TENANT'S PROPORTIONATE SHARE:	85.7%
SECURITY DEPOSIT:	$20,000.00
ASSIGNMENT/SUBLETTING FEE	$1,000.00
REAL ESTATE BROKER DUE COMMISSION:	Northco Corporation; United Properties
TENANT'S SIC CODE:	321000

The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:			TENANT:
Cabot Industrial Properties, L.P., a Delaware limited partnership			Quanex Corporation, a Delaware corporation
By:	Cabot Industrial Trust, a Maryland real estate investment trust and its General Partner
By:	RREEF America, L.L.C., a Delaware limited liability company, its agent
	By:	/s/ STEPHEN P. VALLARELLI	By:	/s/ JAMES W. GULLIFORD
	Name:	Stephen P. Vallarelli	Name:	James W. Gulliford
	Title:	Vice President	Title:	President E.P. Div/Quanex
Dated:	August 30, 2002		Dated:	August 28, 2002

LEASE

        By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1.    USE AND RESTRICTIONS ON USE.

        1.1  The Premises are to be used solely for the purposes set forth on the Reference Pages. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to its use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant's sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will any any way increase the rate of, invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

        1.2    Hazardous Materials.

          1.2.1    Tenant agrees that Tenant, its agents and contractors, licensees, or invitees shall not handle, use, manufacture, store or dispose of any flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives (collectively "Hazardous Materials") on, under, or about the Premises, without Landlord's prior written consent (which consent shall not be unreasonably withheld as long as Tenant demonstrates and documents to Landlord's reasonable satisfaction (i) that such Hazardous Materials (A) are necessary or useful to Tenant's business; and (B) will be used, kept, and stored in compliance with all laws relating to any Hazardous Materials so brought or used or kept in or about the Premises; and (ii) that Tenant will give all required notices concerning the presence in or on the Premises or the release of such Hazardous Materials from the Premises). Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials, which products are of a type customarily found in offices and households (such as aerosol cans containing insecticides, toner for copies, paints, paint remover, and the like), provided that Tenant shall handle, store, use and dispose of any such Hazardous Materials in a safe and lawful manner and shall not allow such Hazardous Materials to contaminate the Premises or the environment.

          1.2.2    Tenant further agrees that Tenant will not permit any substance to come into contact with groundwater under the Premises. Any such substance coming into contact with groundwater shall, regardless of its inherent hazardous characteristics, be considered a Hazardous Material for purposes of this Paragraph 1.2.

          1.2.3

            1.2.3.1    Notwithstanding the provisions of Paragraph 1.2, Tenant may handle, store, and use Hazardous Materials, limited to the types, amounts, and use identified in the Hazardous Materials Exhibit attached hereto. If no Hazardous Materials Exhibit is attached to this Lease, then this Paragraph 1.2.3 shall be of no force and effect. Tenant hereby certifies to Landlord that the information provided by Tenant pursuant to this Paragraph is true, correct, and complete. Tenant covenants to comply with the use restrictions shown on the attached Hazardous Materials Exhibit. Tenant's business and operations, and more especially its handling, storage, use and disposal of Hazardous Materials shall at all times comply with all applicable laws pertaining to Hazardous Materials. Tenant shall secure and abide by all permits necessary for Tenant's operations on the Premises. Tenant shall give or post all notices required by all applicable laws pertaining to Hazardous Materials. If Tenant shall at any time fail to comply with this Paragraph, Tenant shall immediately notify Landlord in writing of such noncompliance.

            1.2.3.2    Tenant shall provided Landlord with copies of any Material Safety Data Sheets (as required by the Occupational Safety and Health Act) relating to any Hazardous Materials to be used, kept, or stored at or on the Premises, at least 30 days prior to the first use, placement, or storage of such Hazardous Material on the Premises. Landlord shall have 10 days following delivery of such Material Safety Data Sheets to approve or forbid, in its sole discretion subject to the limitation contained in Paragraph 1.2 above, such use, placement, or storage of a Hazardous Material on the Premises.

            1.2.3.3    Tenant shall not store hazardous wastes on the Premises for more than 90 days; "hazardous waste" has the meaning given it by the Resource Conservation and Recovery Act of 1976, as amended. Tenant shall not install any underground or above ground storage tanks on the Premises. Tenant shall not dispose of any Hazardous Material or solid waste on the Premises. In performing any alterations of the Premises permitted by the Lease, Tenant shall not install any Hazardous Material in the Premises without the specific consent of Landlord attached as an exhibit to this Lease.

            1.2.3.4    Any increase in the premiums for necessary insurance on the Property which arises from Tenant's use and/or storage of Hazardous Materials shall be solely at Tenant's expense. Tenant shall procure and maintain at its sole expense such additional insurance as may be necessary to comply with any requirement of any Federal, State or local governmental agency with jurisdiction.

          1.2.4    If Landlord, in its sole discretion, believes that the Premises or the environment have become contaminated with Hazardous Materials or similar materials that mush be removed under the laws of the state where the Premises are located, in breach of the provisions of this Lease, Landlord, in addition to its tother rights other this Lease, may enter upon the Premises and obtain samples from the Premises, including without limitation the soil and groundwater under the Premises, for the purposes of analyzing the same to determine whether and to what extent the Premises or the environment have become so contaminated. Tenant shall reimburse Landlord for the costs of any inspection, sampling and analysis that discloses contamination for which Tenant is labile under the terms of this Paragraph 1.2. Tenant may not perform any sampling, testing, or drilling to locate any Hazardous Materials on the Premises without Landlord's prior written consent.

          1.2.5    Without limiting the above, Tenant shall reimburse, defend, indemnify and hold Landlord harmless from and against any and all claims, losses, liabilities, damages, costs and expenses, including without limitation, loss of rental income, loss due to business interruption, and attorneys fees and costs, arising out of or in any way connected with the use, manufacture, storage, or disposal of Hazardous Materials by Tenant, its agents or contractors on, under or about the Premises including, without limitation, the costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection herewith, whether voluntary or compelled by governmental authority. The indemnify obligations of Tenant under this clause shall survive any termination of the Lease. At Landlord's option, Tenant shall perform any required or necessary investigation, repair, cleanup, or detoxification of the Premises. In such case, Landlord shall have the right, in its sole discretion, to approve all plans, consultants, and cleanup standards. Tenant shall provided Landlord on a timely basis with (i) copies of all documents, reports, and communications with governmental authorities; and (ii) notice and an opportunity to attend all meetings with regulatory authorities. Tenant shall comply with all notice requirements and Landlord and Tenant agree to cooperate with governmental authorities seeking access to the Premises for purposes of sampling or inspection. No disturbance of Tenant's use of the Premises resulting from activities conducted pursuant to this Paragraph shall constitute an actual or constructive eviction of Tenant from the Premises. In the event that such cleanup extends beyond the termination of the Lease, Tenant's obligation to pay rent (including additional rent and percentage rent, if any) shall continue until such cleanup is completed and any certificate of clearance or similar document has been delivered to Landlord. Rent during such holdover period shall be at the market rent. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the rent is found to be within fifteen percent of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the rent be subject to determination or modification by any person, entity, court or authority other than as set forth expressly herein, and in no event shall the rent for any holdover period be less that the rent due in the proceeding period.

          1.2.6    Notwithstanding anything set forth in this Lease, Tenant shall only be responsible for contamination of Hazardous Materials or any cleanup resulting directly therefrom, resulting directly from matters occurring or Hazardous Materials deposited by Tenant or its agents, contractors, employees or invitees during the Lease term, and any other period of time during which Tenant is in actual or constructive occupancy of the Premises. Tenant shall take reasonable precautions to prevent the contamination of the Premise with Hazardous Materials by third parties.

          1.2.7    Any of Tenant's insurance insuring against claims of the type dealt with in this Paragraph 1.2 shall be considered primary coverage for claims against the Property arising out of or under this paragraph.

          1.2.8    In the event of (i) any transfer of Tenant's interest under this Lease; or (ii) the termination of this Lease, by lapse of time or otherwise, Tenant shall be solely responsible for compliance with any and all then effective federal, state or local laws concerning (i) the physical condition of the Premises, Building or Property; or (ii) the presence of hazardous or toxic materials in or on the Premises, Building, or Property (for example, the New Jersey Environmental Cleanup Responsibility Act, or similar applicable state laws), including but not limited to any reporting or filing requirements imposed by such laws. Tenant's duty to pay rent, additional rent, and percentage rent shall continue until the obligations imposed by such laws are satisfied in full and any certificate of clearance or similar document has been delivered to Landlord.

          1.2.9    All consents given by Landlord pursuant to this Paragraph 1.2 shall be in writing and shall be attached as amendments to this Lease. If such consents are not attached to this Lease, then such consents are not attached to this Lease, then such consents will not be deemed withheld.

        1.3  Landlord hereby represents to Tenant that, to Landlord's actual knowledge, there are no Hazardous Materials located at the Premises as of the date of this Lease, except as set forth on the Phase I environmental report on the Building, which Landlord has given Tenant the opportunity to review. Landlord shall indemnify and hold Tenant harmless from and against any and all costs of any required or necessary investigation, repair, cleanup or detoxification and the preparation of any closure or other required plans in connection therewith, whether voluntary or compelled by governmental authority, to the extent that such costs are incurred due to Hazardous Materials which are located at the Premises prior to the execution of this Lease and have not been placed at the Premises by Tenant.

        1.4  Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the sue of the loading dock facilities and not less than one hundred fifty (150) of the parking spaces which are part of the parking facilities, subject to Landlord's reasonable rules and regulations regarding such use. However, in no event will Tenant or the Tenant Entities park more than one hundred fifty (150) vehicles in the parking facilities available for common use. The foregoing shall not be deemed to provided Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces.

2.    TERM.

        2.1  The Term of this Lease shall being on the date ("Commencement Date") which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant, and shall terminate on the date as shown on the Reference Pages ("Termination Date"), unless sooner terminated by the provisions of this Lease. Landlord shall deliver the Premises "as is", but shall be obligated to substantially complete the work set forth in Exhibit B by October 15, 2002, failing which, the Rent Commencement Date shall be extended by one day for every day after October 15, 2002 until Landlord substantial completes the required work. Tenant shall deliver a punch list of items not completed within thirty (30) days after Landlord notifies Tenant of the completion of the work and Landlord agrees to proceed with due diligence to perform its obligations regarding such items. If Landlord fails to correct and/or complete the punch list items within sixty (60) days after Landlord receives the punch list, Tenant may, at Tenant's option, elect to complete the punch list items. In such event, Landlord will reimburse Tenant for the actual, reasonable costs which Tenant incurs within twenty (20) days of Tenant's request, which includes copies of paid invoices for such work. Tenant shall, at Landlord's request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, as revised rent schedule. Should Tenant fail to do so within thirty (3) days after Landlord's request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

        2.2  Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises with all of Landlord's work substantially complete on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any rent until one hundred twenty-two (122) days after the date on which Landlord delivers possession of the Premises to Tenant in the condition required by Section 2.1. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the Scheduled Commencement Date, Tenant shall have the option to terminate this Lease unless said delay is as a result of: (a) Tenant's failure to agree to plans and specifications and/or construction costs estimates or bids; (b) Tenant's request for materials, finishes or installations other than Landlord's standard except those, if any, that Landlord shall have expressly agreed to furnish without extension of time agreed by Landlord; (c) Tenant's change in any plans or specifications; or, (d) performance or completion by a party employed by Tenant (each of the foregoing, a "Tenant Delay"). If any delay is the result of a Tenant Delay, the Commencement Date and the payment of rent under this Lease shall be accelerated by the number of days of such Tenant Delay.

        2.3  In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant's compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

        2.4  Tenant acknowledge that a portion of the Premises, approximately 5,045 square feet, is currently leased to the General Services Administration (the "GSA Space"), who has agreed to relocate within the Building, but that the lease for such relocation has not yet been executed. Notwithstanding Landlord's obligations set forth in this Article, Tenant agrees that Landlord shall not be obligated to deliver the GSA Space to Tenant until the later of the date Landlord is required to deliver the Premises under Sections 2.1 and 2.2 or the date which is thirty (30) days after Landlord obtains possession of the GSA Space. If Landlord delivers the GSA Space after the Commencement Date, a prorated portion (based on the actual square footage of the GSA Space related to the square footage of the entire Premises) of the Annual Rent and Tenant's Proportionate Share of Expenses and Taxes shall be abated until the later of the Rent Commencement Date or one hundred twenty-two (122) days after Landlord delivers the GSA Space to Tenant.

        2.5  Tenant shall, provided the Lease is in full force and effect and no Event of Default exists under the Lease at the time of notification or commencement, have two-successive options to renew this Lease for a term of three years each, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

          2.5.1    If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is eighteen (18) months prior to the expiration of the then current term of the Lease but no later than the date which is nine (9) months prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

          2.5.2    The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall be adjusted to reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant and whether Landlord has agreed to any improvement allowance as provided below. Landlord shall advise Tenant of Landlord's estimate of the fair market rental rate for the Premises during the renewal term no later than thirty (30) days after receipt of Tenant's written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the proposed new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days after Tenant exercises a renewal option, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within ten percent (10%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. Notwithstanding anything to the contrary in the foregoing, Tenant shall have the right, which must be exercised, if at all, within thirty (30) days after the decision of the appraisers is issued, to rescind Tenant's exercise of the renewal option by delivering written notice of such rescission (the "Rescission Notice") to Landlord; provided that if Tenant exercises such rescission right: (i) Tenant shall promptly pay all fees and costs of the appraisers; (ii) the Term of this Lease may, at Landlord's option, be extended by notice to Tenant within ten (10) days after Landlord receives the Rescission Notice so that it will expire on the date which is nine (9) months after the date on which Landlord receives the Rescission Notice; and (iii) Tenant shall pay the fair market rental rate as determined by the appraisers as the Annual Rent for the Premises from and after the date on which this Lease would otherwise have expired and during the period of any such lease extension.

          2.5.3    The Premises shall be re-leased on an "as is, where is" basis, with no improvements; provided, however that Landlord shall negotiate with Tenant in good faith for an improvement allowance based on the market at that time. As each renewal option provided for above is exercised, the number of renewal options remaining to be exercised is reduced by one and upon exercise of the last remaining renewal option Tenant shall have no further right to extend the term of the Lease.

          2.5.4    This option is not transferable, other than to a permitted assignee or sublessee as described in Section 9.7; the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be "personal" to Tenant as set forth above and that in no event will any assignee or sublessee (other than a permitted assignee or sublessee as described in Section 9.7) have any rights to exercise the aforesaid option to renew.

3.    RENT.

        3.1  Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset (except as otherwise specifically provided in this Lease) and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

        3.2  Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid within five (5) days after notice of when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) four percent (4%) of the unpaid rent or other payment. If any rent or other sum remains unpaid for a period in excess of thirty days, Tenant shall pay Landlord interest on such amount at an annual rate equal to the prime rate of interest reported in the Wall Street Journal from time to time plus three percent (3%) until such time as such sums have been fully paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord's remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4.    RENT ADJUSTMENTS.

        4.1  For the purpose of this Article 4, the following terms are defined as follows:

          4.1.1    Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the period from the Rent Commencement Date to the Termination Date.

          4.1.2    Expenses: All reasonable costs of operation, maintenance, repair, replacement and management of the Building, as determined in accordance with generally accepted accounting principles, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management and/or administrative fees (not to exceed 4% of gross rents received from tenants of the Property); material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. Notwithstanding the foregoing, no capital expenditures (as determined by generally accepted accounting principles) will be included in Expenses, except for the following: (i) items which are reasonably calculated to reduce operating expenses; (ii) capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building as of the Commencement Date (provided, however, that in no event shall Expenses included any portion, amortized or otherwise, of the cost of upgrading the sprinkler system or installing an elevator); and, (iii) parking and driveway area resurfacing; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Expenses shall not include: (a) depreciation or amortization of the Building or equipment in the Building except as provided herein; (b) loan principal payments; (c) expenses in connection with leasing space in the Building, including costs of alterations of tenants' premises, leasing commissions, advertising costs and legal fees; (d) interest expenses on long-term borrowings; (e) costs and expenses attributable to any personnel except to the extent the time and energies of such personnel are devoted to the Building; and (f) insurance costs to the extent that any insurance coverage, deductibles and/or premiums are not consistent with standards, prudent industry practice for similar projects in the region.

          4.1.3    Taxes: Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Building or the land appurtenant to the Building, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, any payments to any ground lessor in reimbursement of tax payments made by such lessor; and all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28.

        4.2  Tenant shall pay as additional rent for each Lease Year Tenant's Proportionate Share of Expenses and Taxes incurred for such Lease Year. Notwithstanding the foregoing, the amount charged to Tenant for any Lease Year with respect to those Controllable Expenses (defined below) in excess of the Controllable Expenses paid or incurred in the first Lease Year (the latter the "Base Year Controllable Expenses") shall be limited to the amount by which the Base Year Controllable Expenses is exceeded by the Base Year Controllable Expenses as increased at the cumulative annual compound rate of five percent (5%). By way of illustration, if the Base Year Controllable Expenses are $1.00 per square foot, excess Controllable Expenses chargeable to Tenant for the second Lease Year pursuant to this Section 4.2 cannot exceed $0.05 per square foot, $0.11 per square foot for the third Lease Year, and so forth. "Controllable Expenses" means those Expenses which are within the reasonable control of Landlord, including, by way of example and not by way of limitation, landscaping and parking lot maintenance and management fees, and shall not include real estate taxes, insurance costs, unforeseen repairs costs, capital expenditures or other costs or expenses which are not within the reasonable control of Landlord, including, by way of example but not by way of limitation, costs which are established by public utilities, government regulation or multi-employer labor agreements or which are subject to variation due to weather conditions, such as snow removal.

        4.3  The annual determination of Expenses shall be made by Landlord and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant's sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord's agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one hundred eighty (180) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of regional or national standing which is reasonable acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord's determination of Expenses within one hundred eighty (180) days after receipt, or if any such objection fails to state with specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination.

        4.4  Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate Tenant's liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

        4.5  When the above mentioned actual determination of Tenant's liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

          4.5.1  If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant's liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord's bill therefor; and

          4.5.2  If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant's liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Lease, or, if the Lease has terminated, refund the difference in cash.

        4.6  If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant's liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5.    SECURITY DEPOSIT.     Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord's damage in case of Tenant's default. If an Event of Default occurs, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any third party expenses which Landlord pays or becomes obligated to pay by reason of Tenant's default. If any portion is so used, Tenant shall within five (5) days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of the termination of this Lease and, if applicable, Landlord shall deliver to Tenant a written explanation of the reason(s) that any portion of the Security Deposit has been retained by Landlord.

6.    ALTERATIONS.

        6.1  Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord shall have a period of twenty (20) days after its receipt of such plans and specifications to notify Tenant of (a) Landlord's approval, or (b) the basis for Landlord's withholding of approval. If Landlord fails to so notify Tenant within such twenty (20) day period, then Landlord shall be deemed to have approved such plans and specifications. Landlord's consent shall not be required with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require modification of the Building's electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of that portion of the Premises affected by the alterations in question.

        6.2  In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord's contractor or a contractor reasonably approved by Landlord, in either event at Tenant's sole cost and expense. If Tenant shall employ any contractor other than Landlord's contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event Tenant shall reimburse Landlord for all third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord's demand.

        6.3  All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof and to protect Landlord and the Building and appurtenant land against any loss from any mechanic's, materialmen's or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord's election said sums shall be paid in the same way as sums due under Article 4. Landlord may, as a condition to its consent to any particular alterations or improvements, require Tenant to deposit with Landlord the amount reasonably estimated by Landlord as sufficient to cover the cost of removing such alterations or improvements and restoring the Premises, to the extent required under Section 26.2

7.    REPAIR.

        7.1  Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B if attached to this Lease and except that Landlord shall repair and maintain in good condition and repair: (i) the utility lines serving the Premises from their point of connection to the Premises to the point at which the utility service provider is obligated to maintain the same; (ii) the exterior walls of the Building and the structural portions of the roof, foundation and walls of the Building; and (iii) the common areas serving the Building including, without limitation, the parking facilities, sidewalks and landscaping. The cost of any roof replacement shall be paid by Landlord and not passed through to Tenant as an Expense under Article 4 or otherwise. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except for latent defects in Landlord's work and as set forth in the punch list to be delivered pursuant to Section 2.1. It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant.

        7.2  Except as otherwise provided in this Lease, Tenant shall at its own cost and expense keep and maintain all parts of the Premises and such portion of the Building and improvements as are within the exclusive control of Tenant in good condition, promptly making all necessary repairs and replacements, whether ordinary or extraordinary, with materials and workmanship of the same character, kind and quality as the original (including, but not limited to, repair and replacement of all fixtures installed by Tenant, water heaters serving the Premises, windows, glass and plate glass, doors, exterior stairs, skylights, any special office entries, interior walls and finish work, floors and floor coverings, heating and air conditioning systems serving the Premises, electrical systems and fixtures, sprinkler systems, dock boards, truck doors, dock bumpers, plumbing work and fixtures, and performance of regular removal of trash and debris). In the event that, pursuant to the foregoing, Tenant makes repairs (as opposed to routine maintenance as required by Section 7.4) to the heating, ventilating and air conditioning system which cost in excess of $1,000 at one time, upon any termination of the Lease (other than by reason of Tenant's default), Landlord shall reimburse Tenant for the unamortized cost of such repairs, based on a twenty year straight-line amortization. Tenant as part of its obligations hereunder shall keep the Premises in a clean and sanitary condition. Tenant will, as far as possible keep all such parts of the Premises from deterioration due to ordinary wear and from falling temporarily out of repair, and upon termination or this Lease in any way Tenant will yield up the Premises to Landlord in good condition and repair, loss by fire or other casualty excepted (but not excepting any damage to glass). Subject to the provisions of Articles 12 and 22, Tenant shall, at its own cost and expense, repair any damage to the Premises or the Building resulting from and/or caused in whole or in part by the negligence or misconduct of Tenant, its agents, employees, contractors, invitees, or any other person entering upon the Premises as a result of Tenant's business activities or caused by Tenant's default hereunder.

        7.3  Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

        7.4  Tenant shall, at its own cost and expense, enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all heating and air conditioning systems and equipment serving the Premises (and a copy thereof shall be furnished to Landlord). The service contract must include all services suggested by the equipment manufacturer in the operation/maintenance manual and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. Should Tenant fail to do so, Landlord may, upon notice to Tenant, enter into such a maintenance/ service contract on behalf of Tenant or perform the work and in either case, charge Tenant the cost thereof along with a reasonable amount for Landlord's overhead.

        7.5  Landlord shall coordinate any repairs and other maintenance of any railroad tracks serving the Building and, if Tenant uses such rail tracks, Tenant shall reimburse Landlord or the railroad company from time to time upon demand, as additional rent, for its share of the costs of such repair and maintenance and for any other sums specified in any agreement to which Landlord or Tenant is a party respecting such tracks, such costs to be borne proportionately by all tenants in the Building using such rail tracks, based upon the actual number of rail cars shipped and received by such tenant during each calendar year during the Term.

8.    LIENS.     Tenant shall keep the Premises, the Building and appurtenant land and Tenant's leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within sixty (60) days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) days Landlord's demand.

9.    ASSIGNMENT AND SUBLETTING.

        9.1  Except as otherwise provided in Section 9.7, Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than the Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty (30) days but not more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

        9.2  Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

        9.3  In addition to Landlord's right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within twenty (20) days following Landlord's receipt of Tenant's written notice as required above. However, if Tenant notifies Landlord, within ten (10) days after receipt of Landlord's termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant's notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant's own cost and expense, discharge in full any outstanding commission obligation which may be due and owing to any broker employed by Tenant for such proposed assignment or subletting, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant.

        9.4  In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, "Increased Rent" shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The "Costs Component" is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

        9.5  Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant's notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default of Tenant or matter which will become an Event of Default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space required by such occupant; (c) is a governmental agency; (d) whose character is incompatible with other tenants of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirements of reasonableness on the part of Landlord, Landlord's refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

        9.6  Upon any request to assign or sublet, Tenant will pay to Landlord the Assignment/Subletting Fee plus, on demand, a sum equal to all of Landlord's reasonable attorney's fees, incurred in considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord's consent is not required for, such assignment, pledge or sublease. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

        9.7  Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to: (i) an Affiliate (as hereinafter defined) of Tenant; or (ii) any entity resulting from the merger or consolidation with Tenant; or (iii) any entity that acquires all or substantially all of Tenant's assets without the prior consent of Landlord and without the operation of Sections 9.3, 9.4 or 9.6, if all of the following conditions are first satisfied:

          9.7.1  There shall not be an Event of Default existing under the Lease;

          9.7.2  a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord;

          9.7.3  in the case of a merger or consolidation, the successor corporation shall have a net worth greater or equal to the net worth of Tenant, either at the time of the execution of this Lease or at the time of the assignment, which is greater.

          9.7.4  Tenant acknowledges (and, at Landlord's request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for the performance of the terms and conditions of the Lease despite such assignment or subletting.

          9.7.5  As used herein the term "Affiliate" shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant. Control shall mean ownership of fifty percent (50%) or more of the voting securities or rights of the controlled entity, or the power to direct the decisions of the controlled entity.

10.    INDEMNIFICATION.     None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors. Subject to the provisions of Article 12 which shall override the provisions of this sentence, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant's failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. Subject to the provisions of Article 12 which shall override the provisions of this sentence, Landlord shall protect, indemnify and hold the Landlord Entities harmless from any and all loss, claims, liability or costs (including court costs and reasonable attorney's fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any negligence or willful misconduct by or of Landlord or any Landlord Entity; (b) any breach or default on the part of Landlord in the performance of any covenant or agreement on the part of the Landlord to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11.    INSURANCE.

        11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) insurance protecting against liability under Worker's Compensation Laws with limits at least as required by statute; (d) Employers Liability with limits of

$1,000,000 each accident, $1,000,000 disease policy limit, $1,000,000 disease—each employee; (e) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant's alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured, (f) Business Interruption Insurance for 100% of the 12 months actual loss sustained, and (g) Excess Liability in the amount of $5,000,000.

        11.2 The aforesaid policies shall (a) be provided at Tenant's expense; (b) name the Landlord Entities as additional insureds (General Liability) (Property—Special Form); (c) be issued by an insurance company with a minimum Best's rating of "A:VII" during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on Accord Form 25 and a certificate of Property insurance on Accord Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

        11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises ("Work") the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

        11.4 Landlord shall keep in force throughout the Term Commercial General Liability Insurance and All Risk or Special Form coverage insuring the Landlord and the Building, in such amounts and with such deductibles as Landlord determines from time to time in accordance with sound and reasonable risk management principles. The cost of all such insurance is included in Expenses.

12.    WAIVER OF SUBROGATION.     Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured (or required to be insured pursuant to Article 11) by fire, extended coverage, All Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13.    SERVICES AND UTILITIES.     Commencing on the Rent Commencement Date, Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, sprinkler system charges and other utilities and services used on or from the Premises, together with any taxes, penalties, and surcharges or the like pertaining thereto and any maintenance charges for utilities. Tenant shall furnish all electric light bulbs, tubes and ballasts, battery packs for emergency lighting and fire extinguishers. If any such services are not separately metered to Tenant, Tenant shall pay such proportion of all charges jointly metered with other premises as determined by Landlord, in its sole discretion, to be reasonable. Any such charges paid by Landlord and assessed against Tenant shall be immediately payable to Landlord on demand and shall be additional rent hereunder. Tenant will not, without the written consent of Landlord, contract with a utility provider to service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas, which is not previously providing such service to other tenants in the Building. Landlord shall in no event be liable for any interruption or failure of utility services on or to the Premises.

14.    HOLDING OVER.     Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate ("Holdover Rate") which shall be One Hundred Twenty-Five Percent (125%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord's election to such effect, and such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord's right of reentry or any other right under this Lease or at law.

15.    SUBORDINATION.     Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord's interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant's interest in this Lease be superior to any such instrument, then, by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument; provided, further, that no such subordination of this Lease shall be effective until such time as the mortgagee delivers a commercially reasonable non-disturbance agreement to Tenant. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord's request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord.

16.    RULES AND REGULATIONS.     Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord. Landlord shall not be responsible to Tenant for the non- performance by any other tenant or occupant of the Building of any such rules and regulations. These rules and regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or in part, the terms, covenants, agreements and conditions of this Lease. If there is any irreconcilable conflict between the terms of the Lease and the rules and regulations, the terms of the Lease shall control.

17.    REENTRY BY LANDLORD.

        17.1 Landlord reserves and shall at all times have the right, upon reasonable notice and at reasonable times, to re-enter the Premises to inspect the same, to show said Premises to prospective purchasers, mortgagees or tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time to change the name, number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any clam for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

        17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant's vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord's possession, Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord's demand.

18.    DEFAULT.

        18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

          18.1.1  Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

          18.1.2    Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days forthwith, if the failure involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

          18.1.3    Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant's right to possession only.

          18.1.4    Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

          18.1.5    A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19.    REMEDIES.

        19.1     Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

          19.1.1    Landlord may, at its election, terminate this Lease or terminate Tenant's right to possession only, without terminating the Lease.

          19.1.2    Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant's right to possession without termination of Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant's signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord's right to rent or any other right given to Landlord under this Lease or by operation of law.

          19.1.3    Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair value of the Premises for such residue; and (b) the expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself.

          19.1.4    Upon any termination of Tenant's right to possession only without termination of the Lease:

            19.1.4.1    Neither such termination of Tenant's right to possession nor Landlord's taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant's obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

            19.1.4.2    Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof together with Landlord's reasonable expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord's demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker's commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

            19.1.4.3    Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord's expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney's fees and broker's commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant's future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant's benefit.

        19.2     Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant's sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord's option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant's business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) days of Landlord's demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant's obligations under this Lease, plus interest from the date for expenditure by Landlord at the Wall Street Journal prime rate.

        19.3     If, on account of any breach or default by either party in its obligations under the terms and conditions of this Lease, it shall become necessary or appropriate for the other party to employ or consult with an attorney or collection agency concerning or to enforce or defend any of its rights or remedies arising under this Lease or to collect any sums due, the defaulting party agrees to pay all costs and fees so incurred by the non-defaulting party, including, without limitation, reasonable attorneys' fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

        19.4     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

        19.5     No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord or Tenant of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord's acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord or Tenant in enforcing one or more of the remedies provided in this Lease shall not be deemed or construed to constitute a waiver of such right to enforce any such remedies with respect to such default or any subsequent default.

        19.6     Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord's possession or under Landlord's control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord's option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

        19.7     If more than two (2) Events of Default occur during the last year of the Term or any renewal thereof, Tenant's renewal options shall be null and void.

20.    TENANT'S BANKRUPTCY OR INSOLVENCY.

        20.1     If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a "Debtor's Law"):

          20.1.1    Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant's assets (each a "Tenant's Representative") shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor's Law. Without limitation of the generality of the foregoing, any right of any Tenant's Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

            20.1.1.1    Such Debtor's Law shall provide to Tenant's Representative a right of assumption of this Lease which Tenant's Representative shall have timely exercised and Tenant's Representative shall have fully cured any default of Tenant under this Lease.

            20.1.1.2    Tenant's Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months' rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant's Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant's Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant's obligations under this Lease.

            20.1.1.3    The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

            20.1.1.4    Landlord shall have, or would have had absent the Debtor's Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21.    QUIET ENJOYMENT.     Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation, subject to the terms and provisions of this Lease. Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22.    CASUALTY

        22.1   In the event the Premises or the Building are damaged by fire or other cause and in Landlord's reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time. Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord's reasonable estimation of the length of time within which material restoration can be made, and Landlord's determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed "materially restored" if they are in such condition as would not prevent or materially interfere with Tenant's use of the Premises for the purpose for which it was being used immediately before such damage.

        22.2     If such repairs cannot, in Landlord's reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

        22.3     Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

        22.4     In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within thirty (30) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

        22.5     Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22, occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the

Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord's notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

        22.6     In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be the Tenant's responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23.    EMINENT DOMAIN.     If all or any substantial part of the Premises or the parking or loading dock facilities shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant's use and occupancy of the Premises. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant's trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24.    SALE BY LANDLORD.     In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord's successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25.    ESTOPPEL CERTIFICATES.     Within ten (10) days following any written request which either party may make from time to time, the other party shall execute and deliver to the requesting party or its mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that the certifying party has no knowledge of any current defaults under this Lease by either Landlord or Tenant except as specified in the statement; and (e) such other matters as may be reasonably requested. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and the certifying party shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate.

26.    SURRENDER OF PREMISES.

        26.1     Tenant shall arrange to meet Landlord for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant's failure to arrange such joint inspections and/or participate in either such inspection, Landlord's inspection at or after Tenant's vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant's responsibility for repairs and restoration.

        26.2     All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including carpeting (collectively, "Alterations"), shall be and remain the property of Tenant during the Term. Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale. At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty. Notwithstanding the foregoing, if Landlord elects by notice given to Tenant at the time Landlord approves such Alterations or, if Landlord's approval was not required, at least sixty (60) days prior to expiration of the Term, Tenant shall, at Tenant's sole cost, remove Tenant's sole cost, remove upon termination of this Lease, any and all of Tenant's furniture, furnishings, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (collectively, "Personalty"). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damaged caused by such removal.

        26.3     All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term. Upon the expiration or earlier termination of the Term, Tenant shall pay to Landlord the amount, as estimated by Landlord, necessary to repair and restore the Premises as provided in this Lease and/or to discharge Tenant's obligation for unpaid amounts due or to become due to Landlord. All such amounts shall be used and held by Landlord for payment of such obligations of Tenant, with Tenant being liable for any additional costs upon demand by Landlord, or with any excess to be returned to Tenant after all such obligations have been determined and satisfied. Any otherwise unused Security Deposit shall be credited against the amount payable by Tenant under this Lease.

27.    NOTICES.     Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant's Notice Address.

28.    TAXES PAYABLE BY TENANT.     In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant's gross receipts or payroll or the value of Tenant's equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant's equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29.    EXPANSION OPTION.     Provided Tenant is not then in default under the terms, convenants and conditions of the Lease, Tenant shall have the right to lease any leaseable portion of the Building outside the Premises (the "Expansion Premises") at such time as the Expansion Premises is vacated by the prior tenant and its lease terminates. In such event, Landlord shall give written notice to Tenant of the availability of the Expansion Space and the terms and conditions on which Landlord intends to offer it to the public and Tenant shall have a period of twenty (20) days in which to exercise Tenant's right to lease the Expansion Premises pursuant to the terms and conditions contained in Landlord's notice, failing which Landlord may lease the Expansion Premises to any third party on whatever basis Landlord desires, and Tenant shall have no further rights with respect to the Expansion Premises. If Tenant exercises an expansion option hereunder, effective as of the date Landlord delivers the Expansion Premises (the "Delivery Date"), the Expansion Premises shall automatically be included within the Premises and subject to all the terms and conditions of the Lease, except as set forth in Landlord's notice and as follows: (i) Tenant's Proportionate Share shall be recalculated, using the total square footage of the Premises, as increased by the Expansion Premises; and (ii) the Expansion Premises shall be leased on an "as is" basis and Landlord shall have no obligation to improve the Expansion Premises or grant Tenant any improvement allowance thereon.

30.    DEFINED TERMS AND HEADINGS.     The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following "Landlord Entities", being Landlord, Landlord's investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents or each of them. Any option granted to Landlord shall also include or be exercisable by Landlord's trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms "Tenant" and "Landlord" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term "rentable area" shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas. Landlord and Tenant hereby accept and agree to be bound by the figures for the rentable space footage of the Premises and Tenant's Proportionate Share shown on the Reference Pages. The term "Building" refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto. If the Building is part of a larger complex of structures, the term "Building" may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord's reasonable discretion.

31.    TENANT'S AUTHORITY.     If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

32.    FINANCIAL STATEMENTS AND CREDIT REPORTS.     At Landlord's request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant's most recent audited financial statement, or, if unaudited, certified by Tenant's chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

33.    COMMISSIONS.     Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.

34.    TIME AND APPLICABLE LAW.     Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

35.    SUCCESSORS AND ASSIGNS.     Subject to the provisions of Article 9, the terms, convenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

36.    ENTIRE AGREEMENT.     This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

37.    EXAMINATION NOT OPTION.     Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit and any sum owed pursuant to this Lease.

38.    RECORDATION.     Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

39.    LIMITATION OF LANDLORD'S LIABILITY.     Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Building and any proceeds of insurance arising therefrom. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager's trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, and in no case shall Landlord be liable to Tenant hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest.

LANDLORD:			TENANT:
Cabot Industrial Properties, L.P., a Delaware limited partnership			Quanex Corporation, a Delaware corporation
By:	Cabot Industrial Trust, a Maryland real estate investment trust and its General Partner
By:	RREEF America, L.L.C., a Delaware limited liability company, its agent
	By:	/s/ STEPHEN P. VALLARELLI	By:	/s/ JAMES W. GULLIFORD
	Name:	Stephen P. Vallarelli	Name:	James W. Gulliford
	Title:	Vice President	Title:	President E.P. Div/Quanex
Dated:	August 30, 2002		Dated:	,2002

EXHIBIT A—FLOOR PLAN DEPICTING THE PREMISES

attached to and made a part of Lease bearing the
Lease Reference Date of August 28, 2002 between
Cabot Industrial Properties, L.P., as Landlord and
Quanex Corporation, as Tenant

        Exhibit A is intended only to show the general layout of the Premises as of the beginning of the Term of this Lease. It does not in any way supersede any of Landlord's rights set forth in Article 17 with respect to arrangements and/or locations of public parts of the Building and changes in such arrangements and/or locations. It is not to be scaled, any measurements or distances shown should be taken as approximate.

[GRAPHIC]

[FLOOR PLAN]

EXHIBIT A-1—SITE PLAN

attached to and made a part of Lease bearing the
Lease Reference Date of August 28, 2002 between
Cabot Industrial Properties, L.P., as Landlord and
Quanex Corporation, as Tenant

[GRAPHIC]

[FLOOR PLAN]

EXHIBIT B—INITIAL ALTERATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of August 28, 2002 between
Cabot Industrial Properties, L.P., as Landlord and
Quanex Corporation, as Tenant

        1.    Landlord's Work.     Landlord shall deliver the Premises to Tenant "as is, where is" with no improvements, repairs or alterations, except for the following, which will be completed at Landlord's sole cost and expense ("Landlord's Work"): (i) if required by applicable governmental authority or Tenant's insurance carrier, Landlord shall upgrade the sprinkler system in the Premises to meet such standards; (ii) Landlord shall make any alterations necessary so that the Premises comply with the Americans with Disabilities Act as of the delivery of the Premises to Tenant; (iii) Landlord shall promptly repair or replace any mechanical or plumbing systems which are not in good working order as of the Commencement Date (as determined by a contractor selected by Landlord and approved by Tenant); (iv) Landlord shall demolish the existing improvements in the GSA Space to make such space comparable to the condition of the remainder of the Premises in accordance with Schedule I attached hereto; and (v) Landlord shall remove all of the equipment which is currently being stored in the Premises. Landlord shall deliver the Premises to Tenant in a condition which is in compliance with all applicable fire and safety codes, including the replacement, if necessary, of windows between the office portion and the warehouse portion (as opposed to removing the windows entirely). Tenant acknowledges that it has inspected the Premises and agrees to accept the Premises in its existing condition and that, with the exception of Landlord's Work, Landlord shall have no obligation to construct any improvements therein.

        2.    Plans and Specifications.

        2.1  Tenant has furnished Landlord with architectural and design plans and specifications (the "Tenant's Plans") pertaining to the construction work which Tenant intends to perform in the Premises in connection with Tenant's initial occupancy (the "Work") prepared by Jafvert Mueller Architects and dated                      , 2002, which Landlord has approved.

        2.2  Tenant shall not in any way modify, revise or change such Plans without the prior written consent of Landlord, which shall not be unreasonably withheld or conditioned. If Landlord approves such request, the entire cost of such change, including the cost of revising Tenant's Plans or preparing new plans, shall be borne by Tenant and any delay occasioned thereby shall not delay the Commencement Date.

        2.3  Except for such matters, if any, as shall have been required by Landlord and not requested by Tenant, it shall be Tenant's responsibility that the Plans comply with all applicable governmental and municipal codes and regulations and to procure and deliver to Landlord upon request all such licenses, permits and approvals from all governmental authorities as are necessary to permit the Work to be commenced and continued to completion and the so constructed Premises to be occupied.

        3.    Cost Estimates.     Prior to commencing any of the Work, Tenant shall submit to Landlord a written estimate of the costs of the Work, based upon competitive bids or a fixed-price contract.

        4.    Contracts and Contractors for the Work.     Tenant shall make all such contracts and arrangements as shall be necessary or desirable for the construction and installation of the Work. Tenant agrees to retain contractors, subcontractors and materialmen who are of good reputation and experienced in and favorably known for the construction of space comparable to the Premises in the metropolitan area where the Building is located and that are properly licensed for the work they are to perform. Tenant shall provide Landlord with a list of all contractors, subcontractors and materialmen to be utilized by or for Tenant with respect to the Work and provide true, correct and complete copies of all contracts relating to the Work. Such contractors, subcontractors, materialmen and contracts must be satisfactory to Landlord in Landlord's reasonable discretion, and shall not be employed or executed, as the case may be, without Landlord's written approval first obtained. Tenant and Tenant's contractors shall use qualified craftsmen and laborers who are compatible with the trade unions operating in the Building (if any) and Tenant shall take promptly upon Landlord's demand all measures necessary to avoid labor unrest in the Premises and in the Building which is caused by Tenant or Tenant's contractors. Tenant shall cause all contractors to procure performance bonds and shall provide Landlord with evidence thereof.

        5.    Construction.     Promptly upon Landlord's approval of the Plans, Tenant shall apply for, and supply to Landlord upon issuance, a building permit and any other required governmental permits, licenses or approvals. Upon issuance of such approvals, Tenant shall commence the Work and shall diligently prosecute the Work to completion. Tenant agrees to complete the Work on or before the Rent Commencement Date. Tenant agrees to cause the Work to be constructed in a good and workmanlike manner using first-class quality materials, at its sole cost and expense in accordance with the provisions of the Lease. Upon completion of the Work, Tenant shall provide to Landlord: (i) an architect's certificate of final completion; (ii) copies of all necessary governmental permits, including, but not limited to, a certificate of occupancy; (iii) the sworn statement of the general contractor; (iv) final lien waivers from all contractors, subcontractors and materialmen; and (v) any other information or documentation reasonably requested by Landlord to evidence lien-free completion of construction and payment of all of the cost thereof. Landlord shall have the right to observe the performance of the Work and Tenant shall take all such actions with respect thereto as Landlord may, in its good faith determination, deem advisable from time to time to assure that the Work and the manner of performance thereof shall not be injurious to the engineering and construction of the Building or the electrical, plumbing, heating, mechanical, ventilating or air-conditioning systems of the Building and shall be in accordance with the Plans and the provisions of this Lease.

        6.    Tenant Allowance.     Provided the Lease is in full force and effect and Tenant is not in default thereunder, Landlord hereby agrees to pay to Tenant toward the cost of the Work an amount equal to the lesser of: (i) the actual cost of the Work; or (ii) Two Hundred Sixty-Five Thousand Three Hundred Eleven Dollars ($265,311.00) (the "Allowance"). At Tenant's request, Landlord shall pay the Allowance in monthly draws, contingent upon the satisfaction of each of the following conditions as of the time of such disbursement: (a) Landlord's reasonable satisfaction that the Work completed as of the date of such disbursement has an aggregate value at least equal to the aggregate amount of proceeds then to be disbursed plus the total amount thereof previously disbursed; and (b) receipt by Landlord and the title insurer of sworn statements, waivers of lien and other documents and assurances pertaining to the Work sufficient to protect Landlord against mechanics' and other liens (except that Landlord agrees that on interim draws no current lien waiver will be required from subcontractors as long as such subcontractors have provided lien waivers for all prior draws). Notwithstanding the foregoing, Landlord shall be entitled to withhold up to 10% of any draw request to be disbursed upon completion of the Work as assurance that the Work will be properly completed. Any final disbursement of the Allowance will also be conditioned upon Tenant's satisfaction of its obligations under Paragraph 5. If Landlord fails to disburse the Allowance or any part thereof within thirty (30) days of Tenant's fulfilling the requirements set forth above, and such failure continues for at least fifteen (15) days after a subsequent notice from Tenant requesting the Allowance, Tenant may offset the unpaid portion of the Allowance against any and all subsequent Rent payments due hereunder, until Tenant has offset a total amount equal to the amount owed to it.

        7.    Miscellaneous

        7.1  All rights and remedies of Landlord herein created or otherwise existing at law or equity are cumulative, and the exercise of one or more such rights or remedies shall not be deemed to exclude or waive the right to the exercise of any other rights or remedies. All such rights and remedies may be exercised and enforced concurrently and whenever and as often as deemed desirable.

        7.2  This Exhibit B shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original term of the Lease, whether by any options under the Lease or otherwise.

        7.3  Tenant shall, before commencing any of the Work, and for so long as any Work shall continue, comply with the insurance requirements in Schedule II. In the event Tenant fails to so comply, Landlord shall have the option, but not the obligation to procure the required insurance and charge Tenant the cost of such compliance as additional rent.

2

SCHEDULE I

DESCRIPTION OF LANDLORD'S WORK

[GRAPHIC]

[PRODUCTION FLOOR PLAN]

SCHEDULE II

INSURANCE REQUIREMENTS

        1.    Tenant shall cause to be maintained for Landlord's benefit in an insurance company or companies which are "A" rated, Class VII or better in Best's Key Rating Guide or such lesser standard as shall be acceptable to Landlord and authorized to transact business in the state in which the Building is located, protecting Landlord against liabilities arising out of the operations of subcontractors and sub-subcontractors as well as Tenant's contractor ("Contractor") with respect to all the Work, including at least and in amounts not less than:

        (a)    Worker's Compensation & Employers Liability:    Statutory limits required by applicable Worker's Compensation Law and $500,000 per occurrence for Employers Liability, without limitation including all liability arising under any applicable structural work act and any other statute for the protection of employees.

        (b)    Commercial or Comprehensive Liability    including Landlord's and Contractor's Protective, products, and completed operations coverage, contractual liability including Contractor's indemnity agreements contained in the Contract Documents, personal injury (employees' exclusion deleted) $5,000,000 per occurrence Bodily Injury and Property Damage, $5,000,000 combined single limit. Landlord may require deletion of the 'x, c, u' exclusion, if applicable.

        (c)    Comprehensive Auto Liability    including owned, non-owned, or hired vehicles coverage: $1,000,0000 per occurrence Bodily Injury and Property Damage Liability (Combined Single Limit).

        (d)    Builder's Risk    in an "all risk" form covering the Tenant Work against loss by fire and other casualty in an amount equal to the full insurable value of the Tenant Work.

        Notwithstanding the foregoing, upon Tenant's request Landlord shall provide the coverages set forth in subparagraph (d) above and Tenant shall reimburse Landlord for the actual cost thereof.

        2.    Contractor shall either have the Landlord added as an additional named insured to the preceding Commercial or Comprehensive General Liability insurance policy or shall supply a separate Landlord's Protective policy, with limits as specified, naming the Landlord as named insured, and said General Liability or Landlord's Protective policy shall be maintained in force until the completion of the Work.

        3.    Each insurance policy shall be written to cover all claims arising out of occurrences taking place within the period of coverage; insurance written to cover only claims made within the policy period is not acceptable without the express advance written consent of Landlord. To the extent the policy is not a Landlord's Protective policy, it shall be endorsed to indicate that it is primary as respects Landlord, not contributory with any other insurance available to the Landlord and not subject to reduction of coverage as to Landlord by reason of any claim asserted against Contractor other than in connection with the Work or by reason of any misstatement, act or omission of any party other than Landlord applying for or insured by such insurance.

        4.    Each insurance policy and any certificate furnished in lieu of a policy shall state that it will not be cancelled, reduced or materially changed without twenty (20) days' prior written notice to Landlord. In the event Tenant fails to provide replacement coverage at least fifteen (15) days prior to the expiration of any policy of insurance, Landlord may at its option secure such insurance and Tenant shall reimburse Landlord for the cost thereof as additional rent; but Landlord shall not have any obligation to secure any such insurance.

        5.    If and so long as any monies shall be or be about to be owed to any lender upon the security of an interest in the Premises or the Building, at Landlord's request any insurance required hereunder for Landlord's protection shall also protect Landlord's mortgagee and whenever Landlord is to be an additional insured, Landlord's mortgagee shall also be so insured.

        6.    Each of the aforesaid insurance coverages shall be placed into effect before any of the Work is commenced and shall be maintained in force at all times while and for at least so long as any of the Work is carried on, including without limitation, any and all activities performed in fulfillment of any obligation of Contractor or any Subcontractor to correct defects in the Work or under any other warranty. Before commencing any of the Work, and as often thereafter as reasonably request by Landlord, Tenant shall supply Landlord with either the policies themselves or certificates of insurance satisfactory to Landlord, evidencing compliance with all the foregoing requirements.

        7.    No insurance policy purporting to insure Landlord or Landlord's lender, as the case may be, shall without the prior written consent of said party be so written as to limit or condition any of the insurer's obligations to said party with respect to any insured loss or liability by any condition or requirement that said party bear, assume or pay any portion of such loss or liability before the insurer's obligation to said party shall come into effect.

EXHIBIT C—COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the
Lease Reference Date of August 28, 2002 between
Cabot Industrial Properties, L.P., as Landlord and
Quanex Corporation, as Tenant

COMMENCEMENT DATE MEMORANDUM

        THIS MEMORANDUM, made as of ____________, 20____, by and between ___________________ ("Landlord") and ________________________ ("Tenant").

  A.
  Landlord and Tenant are parties to that certain Lease, dated for reference ____________, 20____ (the "Lease") for certain premises (the "Premises") consisting of approximately ____________ square feet at the building commonly known as ____________.

  B.
  Tenant is in possession of the Premises and the Term of the Lease has commenced.

  C.
  Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

        NOW, THEREFORE, Landlord and Tenant agree as follows:

  1.
  The actual Commencement Date is ________________________.

  2.
  The actual Termination Date is ________________________.

  3.
  The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

  4.
  Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:		TENANT:
Cabot Industrial Properties, L.P.		Quanex Corporation
By:	RREEF Management Company, a Delaware corporation
By:		By:

Name:		Name:

Title:		Title:

Dated:	___________________, 20____	Dated:	___________________, 20____

C-1

EXHIBIT D — RULES AND REGULATIONS

attached to and made a part of Lease bearing the
Lease Reference Date of August 28, 2002 between
Cabot Industrial Properties, L.P., as Landlord and
Quanex Corporation, as Tenant

        1.    No sign, placard, picture, advertisement, name or notice (collectively referred to as "Signs") shall be installed or displayed on any part of the outside of the Building without the prior written consent of the Landlord which consent shall be in Landlord's sole discretion; provided that Tenant shall have the right to install signage identifying Tenant's business which is consistent with other signs at the Building. All approved Signs shall be printed, painted, affixed or inscribed at Tenant's expense by a person or vendor reasonably approved by Landlord and shall be removed by Tenant at Tenant's expense upon vacating the Premises. Landlord shall have the right to remove any Sign installed or displayed in violation of this rule at Tenant's expense and without notice.

        2.    If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises or Building, Tenant shall immediately discontinue such use. No awning shall be permitted on any part of the Premises. Tenants shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

        3.    Tenant shall not alter any lock or other access device or install a new or additional lock or access device or bolt on any door of its Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys or other means of access to all doors.

        4.    If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant. No boring or cutting for wires will be allowed without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Landlord shall direct electricians as to where and how telephone, data, and electrical wires are to be introduced or installed. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Premises shall be subject to the prior written approval of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

        5.    Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

        6.    Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord's prior written consent which consent shall be in Landlord's sole discretion. Landlord will permit Tenant to install a satellite dish on the roof for reception of Musak transmissions, pursuant to Landlord's standard license agreement.

        7.    Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster or drywall (except for pictures and general office uses) or in any way deface the Premises or any part thereof. Tenant shall not affix any floor covering to the floor of the Premises or paint or seal any floors in any manner except as approved by Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall repair any damage resulting from noncompliance with this rule.

        8.    No cooking shall be done or permitted on the Premises, except that Underwriters' Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

        9.    Forklifts which operate on asphalt areas shall only use tires that do not damage the asphalt.

        10.  Tenant shall not use the name of the Building or any photograph or other likeness of the Building in connection with or in promoting or advertising Tenant's business except that Tenant may include the Building name in Tenant's address. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

        11.  All trash and refuse shall be contained in suitable receptacles at locations approved by Landlord. Tenant shall not place in the trash receptacles any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal.

        12.  Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governing authority.

        13.  Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed.

        14.  No person shall go on the roof without Landlord's permission.

        15.  Tenant shall not permit any animals, other than seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the property.

        16.  Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or parking lot.

        17.  These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

        18.  Landlord reserves the right to make such other and reasonable rules and regulations of general applicability to all tenants of the Building as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order in and about the Building. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant use reasonable efforts to cause the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

        19.  Any toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

        20.  Tenant shall not permit smoking or carrying of lighted cigarettes or cigars in areas reasonably designated by Landlord or any applicable governmental agencies as non-smoking areas.

        21.  Any directory of the Building or project of which the Building is a part ("Project Area"), if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to charge for the use thereof and to exclude any other names.

        22.  Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same. No tenant shall solicit business from other tenants or permit the sale of any goods or merchandise in the Building or Project Area without the written consent of Landlord.

        23.  Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to unreasonably interfere with any other tenants of the Building shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

        24.  Driveways, sidewalks, halls, passages, exits, entrances and stairways ("Access Areas") shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgement of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

        25.  Subject to Landlord's obligations under Section 1.4 of the Lease, Landlord reserves the right to reasonably designate the use of parking areas and spaces. Tenant shall not park in visitor, reserved, or unauthorized parking areas. Tenant and Tenant's guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner's expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner's expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

        26.  No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant's own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

        27.  During such periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant's Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.